Exhibit 99.1

West Announces Second-Quarter 2023 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, July 27, 2023 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the second-quarter 2023 and updated full-year 2023 financial guidance.

Second-Quarter 2023 Summary (comparisons to prior-year period)
•Net sales of $753.8 million declined 2.3%; organic net sales declined 2.5%.
•Reported-diluted EPS of $2.06, compared to $2.48 in the same period last year.
•Adjusted-diluted EPS of $2.11, compared to $2.47 in the same period last year.
•The Company is raising full-year 2023 net sales guidance to a new range of $2.970 billion to $2.995 billion, compared to a prior range of $2.965 billion to $2.990 billion.
•The Company is raising full-year 2023 adjusted-diluted EPS guidance to a new range of $7.65 to $7.80, compared to a prior range of $7.50 to $7.65.

“We had a solid first-half of 2023, and with the momentum of our high-value product capacity expansion projects, we are well positioned for an even better second-half of the year,” said Eric M. Green, President, Chief Executive Officer and Chair of the Board. “While COVID-19 related sales continued to decline as expected, our base Proprietary Products business again organically grew double digits. We see continued stability in both near- and long-term demand trends for our HVP components, devices and systems, and our team members remain focused on creating value-added solutions for our customers.”

Proprietary Products Segment
Net sales declined by 5.5% to $618.0 million. Organic net sales (excluding changes in currency translation and impact of a recent divestiture) also declined by 5.5%. Our decline in net sales was primarily driven by an expected reduction in COVID-19 related sales. High-value products (components and devices) represented more than 70% of segment sales in the period led by customer demand for Westar® components and HVP devices.

The Generics market unit had high-single digit organic net sales growth, and the Pharma market unit had mid-single digit organic net sales growth. The Biologics market unit had a double-digit decline in organic net sales, due to a decline in COVID-19 related demand. Excluding this COVID-19 impact, the Proprietary Products segment, as well as the Biologics and Generics market units, would have had double-digit organic net sales growth.

Contract-Manufactured Products Segment
Net sales grew by 15.3% to $135.8 million. Organic net sales grew by 14.3% with currency translation increasing sales growth by 100 basis points. Segment performance was led by growth in sales of components associated with injection-related devices.

Financial Highlights (first six months of 2023)
Operating cash flow was $307.3 million, a decrease of 5.2%. Capital expenditures were $157.5 million, an increase of 19.4% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $149.8 million, a decrease of 22.1%.

During the first half of 2023, the Company repurchased 676,070 shares for $233.5 million at an average share price of $345.33 under its share repurchase program.

Full-Year 2023 Financial Guidance
•The Company is updating full-year 2023 net sales guidance to be a new range of $2.970 billion to $2.995 billion, compared to a prior range of $2.965 billion to $2.990 billion.
◦Organic net sales growth guidance is unchanged and is expected to be approximately 3% to 4%.
◦Net sales guidance assumes COVID-19 related sales of approximately $60 million, unchanged from prior guidance.
◦Net sales guidance includes an estimated full-year 2023 tailwind of $20 million based on current foreign currency exchange rates, compared to prior guidance of $15 million.
◦Net sales guidance also includes a reduction of $8 million resulting from a divestiture of a European facility that produced standard Proprietary Product components, unchanged from prior guidance.
•Full-year 2023 adjusted-diluted EPS is expected to be in a range of $7.65 to $7.80, compared to prior guidance range of $7.50 to $7.65.
◦Full-year adjusted-diluted EPS guidance range includes an estimated tailwind of approximately $0.05 based on current foreign currency exchange rates, compared to prior guidance of $0.02.
◦The updated guidance also includes EPS of $0.26 associated with first-half 2023 tax benefits from stock-based compensation.
◦For the second half of the year, our EPS guidance range assumes a tax rate of 22% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-half 2023 would provide a positive adjustment to our full-year adjusted-diluted EPS guidance.
•Full-year 2023 capital spending guidance is unchanged and is expected to be $350 million. This includes incremental capital spending to support capacity expansions at existing HVP facilities.

Second-Quarter 2023 Conference Call

The live audio-only webcast will be made available via the Company's Investor Relations website at www.westpharma.com.

To participate in the conference call by asking questions to Management, please register in advance by clicking here. Upon registration, all telephone participants will receive the dial-in number along with a unique PIN number that will be used to access the call.

Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select "Presentations" in the "Investors" section of the Company's website.

A replay of the conference call and webcast will be available on the Company's website for 30 days.

Investor Contact:	Media Contact:
Quintin Lai	Michele Polinsky
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Polinsky@westpharma.com

Forward-Looking Statements

This release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include such words as “raising,” “positioned,” “updating,” “expected,” “assumes,” “unchanged,” “includes,” “would,” “provide” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories; interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; disruptions or limitations in the Company’s manufacturing capacity; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material, energy and labor costs; fluctuations in currency exchange; the ability to meet development milestones with key customers; and the consequences of other geopolitical events, including natural disasters, acts of war, and global health crises. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and other filings with the United States Securities and Exchange Commission, including the Company’s quarterly reports on Form 10-Q and current reports on Form 8-K.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

This release contains certain non-GAAP financial measures, including organic net sales and adjusted-diluted EPS. For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023		2022		2023		2022
Net sales	$753.8	100%	$771.3	100%	$1,470.4	100%	$1,491.3	100%
Cost of goods and services sold	462.4	61	449.8	58	907.7	62	885.2	59
Gross profit	291.4	39	321.5	42	562.7	38	606.1	41
Research and development	16.5	2	14.4	2	33.6	2	29.0	2
Selling, general and administrative expenses	88.4	12	81.5	11	174.4	12	164.9	11
Other expense (income), net	4.0	1	(2.8)	—	16.9	1	(5.9)	—
Operating profit	182.5	24	228.4	29	337.8	23	418.1	28
Interest (income) expense, net	(2.3)	—	1.4	—	(4.9)	—	3.3	—
Other nonoperating (income) expense	(0.1)	—	(0.2)	—	(0.1)	—	(0.2)	—
Income before income taxes and equity in net income of affiliated companies	184.9	24	227.2	29	342.8	23	415.0	28
Income tax expense	34.8	4	44.2	6	58.4	4	65.4	5
Equity in net income of affiliated companies	(5.0)	(1)	(5.5)	(1)	(10.7)	(1)	(12.7)	(1)
Net income	$155.1	21%	$188.5	24%	$295.1	20%	$362.3	24%

Net income per share:
Basic	$2.08		$2.53		$3.96		$4.87
Diluted	$2.06		$2.48		$3.91		$4.77

Average common shares outstanding	74.3		74.4		74.4		74.4
Average shares assuming dilution	75.4		75.8		75.5		75.9

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2023	2022	2023	2022
Proprietary Products	$618.0	$653.7	$1,201.1	$1,255.0
Contract-Manufactured Products	135.8	117.8	269.3	236.5
Eliminations	—	(0.2)	—	(0.2)
Consolidated Total	$753.8	$771.3	$1,470.4	$1,491.3

Gross Profit:
Proprietary Products	$271.4	$302.3	$519.2	$563.0
Contract-Manufactured Products	20.9	19.2	44.4	43.1
Unallocated items	(0.9)	—	(0.9)	—
Gross Profit	$291.4	$321.5	$562.7	$606.1
Gross Profit Margin	38.7%	41.7%	38.3%	40.6%

Operating Profit (Loss):
Proprietary Products	$194.2	$233.9	$364.9	$427.3
Contract-Manufactured Products	14.9	14.2	32.3	33.3
Stock-based compensation expense	(7.5)	(5.5)	(16.0)	(11.0)
General corporate costs	(19.1)	(14.2)	(43.4)	(31.5)
Reported Operating Profit	$182.5	$228.4	$337.8	$418.1
Reported Operating Profit Margin	24.2%	29.6%	23.0%	28.0%

Unallocated items	2.5	(1.4)	12.1	(1.2)
Adjusted Operating Profit	$185.0	$227.0	$349.9	$416.9
Adjusted Operating Profit Margin	24.5%	29.4%	23.8%	28.0%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended June 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$182.5	$34.8	$155.1	$2.06
Unallocated items:
Loss on disposal of plant (1)	2.2	(0.7)	2.9	0.04
Restructuring and other charges (2)	0.1	(0.3)	0.4	—
Amortization of acquisition-related intangible assets (3)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$185.0	$33.8	$159.1	$2.11

Six months ended June 30, 2023	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$337.8	$58.4	$295.1	$3.91
Unallocated items:
Loss on disposal of plant (1)	11.6	(0.7)	12.3	0.16
Restructuring and other charges (2)	0.1	(0.3)	0.4	—
Amortization of acquisition-related intangible assets (3)	0.4	—	1.4	0.02
Adjusted (Non-U.S. GAAP)	$349.9	$57.4	$309.2	$4.09

Three months ended June 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$228.4	$44.2	$188.5	$2.48
Unallocated items:
Restructuring and other charges (2)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (4)	—	0.2	0.4	0.01
Amortization of acquisition-related intangible assets (3)	0.2	—	0.7	0.01
Royalty acceleration (5)	—	1.3	(1.3)	(0.02)
Adjusted (Non-U.S. GAAP)	$227.0	$45.3	$187.1	$2.47

Six months ended June 30, 2022	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$418.1	$65.4	$362.3	$4.77
Unallocated items:
Restructuring and other charges (2)	(1.6)	(0.4)	(1.2)	(0.01)
Pension settlement (4)	—	0.3	0.9	0.01
Amortization of acquisition-related intangible assets (3)	0.4	—	1.4	0.02
Royalty acceleration (5)	—	1.3	(1.3)	(0.02)
Adjusted (Non-U.S. GAAP)	$416.9	$66.6	$362.1	$4.77

(1)During the three and six months ended June 30, 2023, the Company recorded expense of $2.2 million and $11.6 million, respectively, within other expense (income), as a result of the sale of one of the Company’s manufacturing facilities within the Proprietary Products segment. The transaction closed during the second quarter of 2023.

(2)Restructuring and other charges of $0.1 million for both the three and six months ended June 30, 2023 represents the net impact of an inventory write down of $0.9 million within cost of goods and services sold and a $0.8 million benefit within other expense (income) for revised severance estimates in connection with its 2022 restructuring plan. During the three and six months ended June 30, 2022, the Company recorded a benefit within other expense (income) of $1.6 million for restructuring and severance related costs in connection with its 2020 plan related to revised severance estimates.

(3)During the three and six months ended June 30, 2023 and 2022, the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2023 and 2022, the Company recorded $0.5 million and $1.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(4)The Company recorded a pension settlement charge within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(5)During the three and six months ended June 30, 2022, the Company increased its expected tax benefit related to the prepayment of future royalties from one of its subsidiaries by $1.3 million.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (6 and 7)

Three months ended June 30, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$618.0	$135.8	$—	$753.8
Effect of changes in currency translation rates	(3.2)	(1.2)	—	(4.4)
Organic net sales (Non-U.S. GAAP) (6)	$614.8	$134.6	$—	$749.4

Six months ended June 30, 2023	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,201.1	$269.3	$—	$1,470.4
Effect of changes in currency translation rates	14.6	1.1	—	15.7
Organic net sales (Non-U.S. GAAP) (6)	$1,215.7	$270.4	$—	$1,486.1

Three months ended June 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$653.7	$117.8	$(0.2)	$771.3
Effect of divestitures and/or acquisitions	(3.1)	—	—	(3.1)
Net sales excluding divestiture (Non-U.S. GAAP) (7)	$650.6	$117.8	$(0.2)	$768.2

Six months ended June 30, 2022	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,255.0	$236.5	$(0.2)	$1,491.3
Effect of divestitures and/or acquisitions	(3.1)	—	—	(3.1)
Net sales excluding divestiture (Non-U.S. GAAP) (7)	$1,251.9	$236.5	$(0.2)	$1,488.2

(6)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign currency exchange rates in effect during the comparable prior-year period.

(7)Net sales excluding divestiture represents the 2022 comparative sales figure used in our organic sales growth calculation to eliminate the impact of our 2023 divestiture.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2022 Actual	2023 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$7.73	$7.45 to $7.60	(3.6%) to (1.7%)
Restructuring and other charges	0.29	—	—
Pension settlement	0.42	—	—
Amortization of acquisition-related intangible assets	0.04	0.04	—
Cost investment activity	0.05	—	—
Royalty acceleration	(0.02)	—	—
Tax law changes	0.07	—	—
Loss on disposal of plant	—	0.16	—
Adjusted-diluted EPS (Non-U.S. GAAP) (8)	$8.58	$7.65 to $7.80	(10.8%) to (9.1%)

Notes:

See “Full-year 2023 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(8)We have opted not to forecast 2023 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first-half of 2023, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.26. Any future tax benefits associated with stock-based compensation that we receive in 2023 would provide a positive adjustment to our full-year EPS guidance. In full-year 2022, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.22.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2023	2022
Depreciation and amortization	$65.7	$59.7
Operating cash flow	$307.3	$324.3
Capital expenditures	$157.5	$131.9
Free cash flow	$149.8	$192.4

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of June 30, 2023	As of December 31, 2022
Cash and cash equivalents	$796.3	$894.3
Accounts receivable, net	$534.4	$507.4
Inventories	$449.4	$414.8
Accounts payable	$218.0	$215.4
Debt	$207.8	$208.9
Equity	$2,746.7	$2,684.9
Working capital	$1,362.6	$1,400.5

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.